Exhibit 10.45(b)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Execution Version

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDMENT NUMBER TWO TO

DELTA CONNECTION AGREEMENT

This Amendment Number Two (this “Second Amendment”), dated the 21st day of August, 2007, to the Delta Connection Agreement dated and effective January 13, 2005 (as previously amended from time to time, the “Agreement”), is among Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia  30320 (“Delta”), Shuttle America Corp. (as assignee of Republic Airline, Inc.) (“Shuttle America” or “Operator”), 8909 Purdue Road, Indianapolis, Indiana 46268 and Republic Airways Holdings, Inc. (“Republic”), 8909 Purdue Road, Indianapolis, Indiana 46268.

WHEREAS, Delta, Shuttle America and Republic are parties to the Agreement;

WHEREAS, the Agreement currently provides for the Operator to operate sixteen (16) Embraer ERJ 170 aircraft (the “ERJ 170 Aircraft”) as a Delta Connection Carrier; and

WHEREAS, the parties desire to amend the Agreement to replace the ERJ 170 Aircraft with sixteen (16) new ERJ 175AR aircraft.

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta, Operator and Republic, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. All capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Agreement.

2.	Section 1(A) of the Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

Operator hereby appoints Delta as its agent to publish all fares, schedules and related information under Delta’s two letter flight designator code in city pairs specified by Delta on the sixteen (16), including one (1) spare, Embraer ERJ 175AR aircraft set forth on Exhibit A attached hereto (the “ERJ 175 Aircraft”) and any other aircraft subsequently agreed by the parties to be operated by Operator (together with the ERJ 175 Aircraft, collectively, the “Aircraft”), and Delta hereby accepts such appointment.

3.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Second Amendment.

4.
A.           Operator expects that the ERJ 175 Aircraft shall be available to be placed into Delta Connection service no later than the dates set forth on Exhibit A.  Should Operator receive notification from the manufacturer of the aircraft that aircraft deliveries are delayed, Operator shall notify Delta of any such delay as soon as practicably as possible.

B.           Simultaneously with the placement of each ERJ 175 Aircraft into service under the Agreement, one (1) ERJ 170 Aircraft shall be removed from Delta Connection service and the scope of the Agreement as of such date.  In no event shall an ERJ 170 Aircraft be removed from Delta Connection service until such aircraft is fully replaced by one of the ERJ 175 Aircraft.

5.	Section 3(A)(ii)(2) of the Agreement is hereby deleted in its entirety and replaced with the following:

(2) Aircraft Lease Expense - Operator’s actual aircraft lease expenses for each of the ERJ 175 Aircraft as determined in accordance with Exhibit B (the “Aircraft Lease Expense”) attached hereto and incorporated herein (the “Aircraft Lease Expense”); provided, however, (y) the average Aircraft Lease Expense shall be capped at an amount equivalent to a monthly rate of [*] per ERJ 175 Aircraft and (z) any Mark-UP of the Aircraft Lease Expense shall be capped at an amount equivalent to a monthly rate of [*] for each ERJ 175 Aircraft.

6.	Section 3(G) of the Agreement is hereby amended by deleting “[*]” from the end of the first sentence of such section and replacing it with “[*]%”.

7.	Section 11(F) of the Agreement is hereby amended by deleting the word and number “seven (7)” from the first sentence of such section and replacing them with “ten (10)”.

8.	Miscellaneous.

A.
This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, related thereto are expressly superseded hereby.

B.	This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

C.	Except as specifically stated herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank]

 __________
* Confidential

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their undersigned duly authorized representatives:

Republic Airways Holdings, Inc.	Delta Air Lines, Inc.

/s/ Bryan Bedford	/s/ Wayne Aaron
Name: Bryan Bedford	Name: Wayne Aaron
Title: Chairman and CEO	Title: Vice President - Delta Connection

Shuttle America Corp.

/s/ Bryan Bedford
Name: Bryan Bedford
Title: President

EXHIBIT A

Aircraft In-Service Schedule

The ERJ 175AR Aircraft shall be placed into Delta Connection service in accordance with the following in-service schedule:

Date                                                                # of Aircraft Placed into Service

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

Total                                                                                     16

__________
* Confidential

EXHIBIT B

Aircraft Lease Expense

Assumptions:

Spread	[*]%
9 Year T-Bill Rate (a)	[*]%
Implied Rate	[*]%
Term Years	[*]
mortgage style -
Amortization	level payment
Payment Schedule	In Advance
Leverage (b)	[*]

Aircraft Lease Rate	[*]

Notes:
a) We will use the [*] rate on the date we close aircraft financing. For example purposes only, the [*] rate on [*] was [*]%

b) In January 2008 economics, subject to Embraer escalation adjustment, capped at [*]% annually

__________
* Confidential